REVISED NSAR ITEM 77O
                                      1999
                                 VK Income Trust
                               10f-3 Transactions

UNDERWRITING #       UNDERWRITING          PURCHASED FROM         AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                     PURCHASED
       1            Primus Telecom             Lehman                 500,000                  0.29%              01/22/99
       2               RNC Corp.        Salomon Smith Barney         2,000,000                 0.53%              12/17/99
